CURRENT BY-LAWS OF LUNDIN MINING CORP.
(FORMERLY SOUTH ATLANTIC VENTURES LTD)
CONFIRMED BY THE SHAREHOLDERS IN JUNE, 2003

LUNDIN MINING CORPORATION
BY-LAW No. 1
Table of Contents

7.02	Indemnity	6
7.03	Advance of Costs	6
7.04	Additional Circumstances	6
7.05	Insurance	6
Section Eight	SHARES	7
8.01	Allotment of Shares	7
8.02	Commissions	7
8.03	Registration of Transfers	7
8.04	Non-recognition of Trusts	7
8.05	Share Certificates	7
8.06	Replacement of Share Certificates	7
8.07	Joint Shareholders	7
8.08	Deceased Shareholders	7
8.09	Transfer Agents and Registrars	7
8.10	Record Dates	8
Section Nine	DIVIDENDS	8
9.01	Dividends	8
9.02	Dividend Cheques	8
9.03	Record Date	8
9.04	Non- Receipt of Cheques	8
9.05	Unclaimed Dividends	8
Section Ten	MEETINGS OF SHAREHOLDERS	8
10.01	Annual Meetings	8
10.02	Special Meetings	8
10.03	Place of Meetings	8
10.04	Participation in Meeting by Electronic Means	9
10.05	Meeting held by Electronic Means	9
10.06	Notice of Meetings	9
10.07	List of Shareholders Entitled to Notice	9
10.08	Record Date for Notice	9
10.09	Meetings Without Notice	9
10.10	Chair, Secretary and Scrutineers	9
10.11	Persons Entitled to be Present	9
10.12	Quorum	10
10.13	Right to Vote	10
10.14	Proxyholders and Representatives	10
10.15	Time for Deposit of Proxies	10
10.16	Joint Shareholders	10
10.17	Votes to Govern	10
10.18	Show of Hands	10
10.19	Ballots	11
10.20	Adjournment	11
Section Eleven	NOTICES	11
11.01	Method of Giving Notices	11
11.02	Notice to Joint Shareholders	11
11.03	Computation of Time	11
11.04	Undelivered Notices	11
11.05	Omissions and Errors	11
11.06	Persons Entitled by Death or Operation of Law	11
11.07	Waiver of Notice	12
11.08	Interpretation	12
11.09	Electronic Documents	12
Section Twelve	EFFECTIVE DATE AND REPEAL	12
12.01	Effective Date	12
12.02	Repeal	12

BY-LAW NO. 1

A By-Law relating generally to the conduct of the business and affairs of LUNDIN MINING CORPORATION

SECTION ONE
INTERPRETATION

1.01 Definitions. In this by-law, unless the context otherwise requires:

"Act " means the Canada Business Corporations Act, or any statute that may be substituted therefor, and the regulations to the Act, as from time to time amended;

"appoint" includes "elect" and vice versa;

"articles" means the Articles attached to the Certificate of Continuance of the Corporation, as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"Corporation" means "LUNDIN MINING CORPORATION";

"including" means including, without limitation;

"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; and "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"prescribed" means prescribed in accordance with the Act; and

"recorded address" has the meaning set forth in section 11.08.

Save as aforesaid, words and expressions defined in the Act, including "distributing corporation", "electronic document" and "resident Canadian", have the same meanings when used herein.

1.02 Construction. Words importing the singular number include the plural and vice versa; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

SECTION TWO
BUSINESS OF THE CORPORATION

2.01 Registered. The registered office of the Corporation shall be in the province in Canada from time to time specified in the articles, and at such location therein initially as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02 Corporate Seal. The Corporation may, but need not, adopt a corporate seal and if one is adopted it shall be in a form approved from time to time by the board.

2.03 Financial Year. The financial year of the Corporation shall terminate on a date to be determined by the board and the board by resolution may change the financial year from time to time.

2.04 Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chair of the board, chief executive officer, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by the board. In addition, the board or the said two persons may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed, including the use of facsimile reproductions of signatures and the use of a corporate seal or a facsimile reproduction thereof.

2.05 Banking Arrangements. The banking business of the Corporation, including the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06 Voting Rights in Other Bodies Corporate. Except when otherwise directed by the board, the signing officers of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 Divisions. The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the board or, subject to any direction by the board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)    Subdivision and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)    Name - the designation of any such division or sub-unit by, and the carrying on of the business and operations of, any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c)    Officers the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any of such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION THREE
BORROWING AND SECURITY

3.01 Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)    borrow money upon the credit of the Corporation;

(b)    limit or increase the amount to be borrowed;

(c)    issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(d)    give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(e)    mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including tangible and intangible assets, book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation. The board may from time to time delegate to a director, a committee of the board, or an officer of the Corporation any or all of the powers conferred on the board by section 3.01 to such extent and in such manner as the board may determine at the time of such delegation.

SECTION FOUR
DIRECTORS

4.01 Number of Directors. Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. The board shall consist of not fewer than the minimum number of directors required by the Act for a distributing corporation. At least such number of directors as may be specified by the Act, other applicable law or stock exchange requirements shall not be officers or employees of the Corporation or of its affiliates.

4.02 Qualification. No person shall be qualified for election as a director if such person is less than 18 years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of a bankrupt. Unless the articles otherwise provide, a director need not be a shareholder. Subject to the Act, at least 25 per cent of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian.

4.03 Election and Term. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Where the shareholders adopt an amendment to the articles to increase the number or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 Removal of Directors. Subject to the Act, the shareholders may by resolution passed at a meeting of shareholders specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which, subject to the Act, it may be filled by the board.

4.05 Vacation of Office. A director ceases to hold office on death, on removal from office by the shareholders, on ceasing to be qualified for election as a director, on receipt of a written resignation by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later. Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call a meeting or if there are no directors in office, the meeting may be called by any shareholder.

4.06 Appointment of Additional Directors. If the articles of the Corporation so provide, the directors may, within the maximum number permitted by the articles, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

4.07 Action by the Board. The board shall manage, or supervise the management of, the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 4.08 and 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08 Canadian Directors Present at Meetings. Subject to the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 25 per cent of the directors present are resident Canadians, or if the Corporation has fewer than four directors, at least one of the directors present is a resident Canadian, except where:

(a)    a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)    the required number of resident Canadians would have been present had that director been present at the meeting.

4.09 Meeting by Telephonic or Other Electronic Facilities. Subject to the Act, if all the directors of the Corporation consent thereto generally or in respect of a parti cular meeting, a director may participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeti ng, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.10 Place of Meetings. Subject to the articles, meetings of the board may be held at any place within or outside Canada.

4.11 Calling of Meetings. Meetings of the board shall be held from time to time at such time and at such place as the board, the chair of the board, the chief executive officer, the president or any two directors may determine and the Secretary shall upon direction of any of the foregoing convene a meeting of the board.

4.12 Notice of Meeting. No notice need be given of the first meeting of the board following a meeting of shareholders at which directors are elected if such meeting of the board is held immediately after the shareholders meeting and provided a quorum of directors is present. Notice of the time and place of all other meetings of the board shall be delivered, mailed or communicated by means of telephonic, electronic or any other communications facilities to each director not less than 24 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, save that no notice of a meeting shall be necessary if all the directors are present and do not object to the holding of the meeting, or if those absent have waived notice of or have otherwise signified their consent to the holding of the meeting.

4.13 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.14 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15 Chair. The chair of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at t he meeting: chair of the board, chief executive officer or president. If no such officer is present, the directors present shall choose one of their number to be chair.

4.16 Quorum. Subject to the articles and subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of two directors or such greater number of directors as the board may from time to time determine.

4.17 Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.18 Conflict of Interest. A director or officer of the Corporation shall disclose to the Corporation, in the manner and to the extent provided by the Act, any interest that such director or officer has in a material contract or transaction, whether made or proposed, with the Corporation, if such director or officer (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. Such a director shall not vote on any resolution to approve the same except as provided by the Act.

4.19 Remuneration and Expenses. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.20 Transaction of Business by Signature. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors duly called, constituted and held for that purpose.

SECTION FIVE
COMMITTEES

5.01 Committees of the Board. The board may appoint, dissolve or reappoint one or more committees of the board, however designated, and delegate to any such committee or committees any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. The board may appoint a chair of a committee or, failing such appointment, the committee shall choose one of their number to be chair.

5.02 Transaction of Business. The powers of a committee of the board may be exercised by a meeting at which a quorum is present, including meetings by telephonic, electronic or other communications facility, or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Canada. Unless otherwise determined by the board, the majority of the members of a committee shall constitute a quorum thereof. Questions arising at any meeting shall be determined by a majority of the votes cast on the question and, in the case of equality of votes, the chair of the meeting shall not be entitled to a second or casti ng vote.

5.03 Audit Committee. When required by the Act, the board shall, and at any other time the board may, appoint annually from among its number an audit committee to be composed of not fewer than three directors of whom such number shall not be offi cers or employees of the Corporation or its affiliates as may be specified by the Act, other applicable law or stock exchange requirements. The audit committee shall have the powers and duties provided in the Act and in other applicable law and in addition, such other powers and duties as the board may determine.

5.04 Advisory Bodies. The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05 Procedure. Unless otherwise determined by the board, each committee and advisory body shall have power to elect its chair, to make rules for the conduct of its business and to appoint such assistants as it may deem necessary. Each committee or advisory body shall keep regular minutes of its transactions, shall cause them to be recorded in books kept for that purpose, and shall report to the same to the board at such times as the board may from time to time require.

SECTION SIX
OFFICERS

6.01 Appointment. The board may from time to time appoint a chief executive officer, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Each of the chief executive officer and president shall, if either is appointed, be a director.

6.02 Chair of the Board. The board may from time to time also appoint a chair of the board who shall be a director and may also be the chief executive officer. The board may assign to the chair any of the powers and duties that are by any provisions of this by-law assigned to the chief executive officer. The chair shall have such other powers and duties as the board may specify.

6.03 Chief Executive Officer. The board may appoint a chief executive officer who, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the chief executive officer shall also have the powers and duties of that office.

6.04 President. The president shall be the chief operating officer and, subject to the authority of the chief executive officer, shall have such other powers and duties as the board may specify. If no chief executive officer is appointed by the board, the president shall be the chief executive officer.

6.05 Secretary. The secretary shall attend and be the secretary of all meetings of the board, committees of the board (unless another person is designated to act as secretary of such meeting or meetings by any such committee) and shareholders and the secretary or such other designated person in the case of meetings of any committees of the board, shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The secretary shall be the custodian of the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose, and shall have such other powers and duties as otherwise may be specified by the board.

6.06 Treasurer. The treasurer, if one is appointed, shall keep full and accurate accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The treasurer shall render to the board whenever required an account of all transactions as treasurer and of the financial position of the Corporation and shall have such other powers and duties as otherwise may be specified.

6.07 Powers and Duties of Officers. The powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for officers whose powers and duti es are to be specified only by the board) the chief executive officer may specify. The board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08 Term of Office. The board, in its discretion, may remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until a successor is appointed or until the officer resigns.

6.09 Agents and Attorneys. The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

6.10 Conflict of Interest. An officer shall disclose any interest in a material contract or material transaction, whether made or proposed, with the Corporation in accordance with section 4.18.

SECTION SEVEN
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Limitation of Liability. All directors and officers of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, and without limiting any defences available to a director or an officer under the Act or otherwise, no director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other director, officer or employee, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such director or officer, or for any other loss, damage or misfortune which shall happen in the execution of the duties of office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

7.02 Indemnity. Subject to the Act, the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

7.03 Advance of Costs. The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 7.02. The individual shall repay the moneys if the individual does not fulfil the conditions of section 7.02.

7.04 Additional Circumstances. The Corporation shall also indemnify an individual referred to in section 7.02 in such other circumstances as the Act or law permits or requires. Nothing shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.05 Insurance. Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of an individual referred to in section 7.02 hereof as the board may from time to time determine.

SECTION EIGHT
SHARES

8.01 Allotment of Shares. Subject to the Act and the articles, the board may from time to time reserve or grant options or rights to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02 Commissions. The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person’s purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares. The board may, to the extent permitted by the Act, delegate this authority to a committee of directors.

8.03 Registration of Transfers. Subject to the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board.

8.04 Non-recognition of Trusts. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.05 Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written acknowledgement of such right to obtain a share certificate, stating the number and class or series of shares held by such holder as shown on the securities register. Subject to the Act, such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers under section 2.04 or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar and in the case of a certificate which does not require a manual signature under the Act, the signatures of both signing officers under section 2.04 may be printed or otherwise mechanically reproduced in facsimile thereon. Every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.06 Replacement of Share Certificates. The board or any officer or agent designated by the board may direct in its or his sole discretion, the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has become mutilated or defaced in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, if any, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07 Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08 Deceased Shareholders. In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09 Transfer Agents and Registrars. The board may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Corporation issued by it, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to the functions of such person and one person may be designated both registrar and transfer agent subject to any applicable stock exchange requirements. The board may at any time terminate such appointment.

8.10 Record Dates. The board may, within the prescribed period, fix in advance a date as the record date for the purpose of determining the shareholders: (a) entitled to receive notice of a meeting of shareholders; (b) entitled to vote at a meeting of shareholders; (c) entitled to receive payment of a dividend; or (d) for any other purpose, and, unless waived in accordance with the Act, notice of any such record date shall be given within the prescribed period in the manner provided in the Act.

SECTION NINE
DIVIDENDS

9.01 Dividends. Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02 Dividend Cheques. A divi dend payable in money shall be paid by cheque drawn on accounts either with the bankers of the Corporation or its dividend disbursing agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the holder’s recorded address, or to such other address as the holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall sati sfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 Record Date. The board may, within the prescribed period, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend and notice of the record date shall be given within the prescribed period in the manner provided by the Act. If no date is so fixed, the record date for the determination of the shareholders entitled to receive payment of any dividend shall be at the close of business on the day on which the directors pass the resolution relating thereto.

9.04 Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation or its dividend disbursing agent shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.05 Unclaimed Dividends. No dividends shall bear interest as against the Corporation. Except as otherwise expressly provided in the articles with respect to any class or series of shares, any dividend unclaimed for one year after having been declared payable may be invested or otherwise made use of by the board for the benefit of the Corporation. Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION TEN
MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings. Subject to the Act, the board shall call an annual meeting of shareholders: (a) not later than 18 months after the Corporation comes into existence; and (b) subsequently, not later than 15 months after holding the last preceding annual meeting but no later than six months after the end of the Corporation’s preceding financial year. The annual meeting of shareholders shall be held for the purpose of electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting. The board shall place before the shareholders at every annual meeting the financial statements and reports required by the Act to be placed before the annual meeting.

10.02 Special Meetings. The board shall have power to call a special meeting of shareholders at any time.

10.03 Place of Meetings. Meetings of shareholders may be held at the place within Canada as the board may determine. A meeting of shareholders may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. A meeting held pursuant to section 10.05 shall be deemed to be held at the place where the registered office of the Corporation is located.

10.04 Participation in Meeting by Electronic Means. Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

10.05 Meeting held by Electronic Means. If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.06 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven within the period prescribed under the Act to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.07 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare, within the time period required by the Act, a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for notice of the meeting is fixed pursuant to section 10.08, the shareholders listed shall be those registered at the close of business on such record date. If no record date for notice is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

10.08 Record Date for Notice. The board may, within the prescribed period, fix in advance a date as the record date for the purpose of determining the shareholders entitled to receive notice of the meeting of shareholders and notice of the record date shall be given within the prescribed period in the manner provided by the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.09 Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.10 Chair, Secretary and Scrutineers. The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chair of the board, the chief executive officer, president, or a vice president who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.11 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.12 Quorum. Subject to the Act in respect of a majority shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.13 Right to Vote. The board may, within the prescribed period, fix in advance a date as the record date for the purpose of determining the shareholders entitled to vote at a meeting of shareholders and notice of the record date shall be given within the prescribed period in the manner provided by the Act. If a record date for voting is fixed, the Corporation shall prepare, within the time period required by the Act, an alphabetical list of shareholders who are entitled to vote as of the record date that shows the number of shares held by each shareholder. If no record date for voting is fixed, the Corporation shall prepare, within the time period required by the Act, an alphabetical list of shareholders who are entitled to vote as of the record date determined under the Act that shows the number of shares held by each shareholder. Each shareholder whose name appears on the list prepared as aforesaid is entitled to vote the shares shown opposite their name at the meeting to which the list relates.

10.14 Proxyholders and Representatives. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as the shareholder’s representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder’s attorney authorized in writing and shall conform with the requirements of the Act. The Corporation shall recognize any individual authorized by a resolution of the directors or governing body of a body corporate or association to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chair of the meeting. Any such proxyholder or representative need not be a shareholder.

10.15 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours, excluding Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof at least one (1) hour before the time for holding the said meeting or any adjournment thereof.

10.16 Joint Shareholders. If two or more persons hold shares jointly, any one of them present or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present or represented and vote, they shall vote as one the shares jointly held by them.

10.17 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote, whether or not he is a shareholder.

10.18 Show of Hands. Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote, subject to any provision of the Act restricting the ability of a proxyholder or alternate proxyholder to vote by way of show of hands where such person has conflicting instructions from more than one shareholder. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or defeated and an entry to that effect in the minutes of the meeting shall be prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Any vote referred to in section 10.17 and this section 10.18 may be held, subject to and in accordance with the Act, partly or entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders under section 10.04 or 10.05 and entitled to vote at that meeting may vote, subject to and in accordance with the Act by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.19 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken at such time and in such manner as the chair shall direct; however, a poll demanded on the election of a chairman or on a question of adjournment, shall be taken forthwith. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.20 Adjournment. The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

SECTION ELEVEN
NOTICES

11.01 Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given, subject to any provisions in the Act regarding certain types of communications or documents, if delivered personally to the person to whom it is to be given; if delivered to the person’s recorded address or if mailed to such person at such recorded address by prepaid ordinary mail; if sent to such person at such recorded address by any means of prepaid transmitted or recorded communication; or by providing an electronic document subject to and in accordance with the Act. A notice so delivered shall be deemed to have been provided when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication or by providing an electronic document shall be deemed to have been given when dispatched or delivered for dispatch. Except as otherwise specified in the Act, a notice so delivered shall be deemed to have been received when it is personally delivered; a notice so mailed shall be deemed to be received at the time it would be delivered in the ordinary course of mail and a notice so sent shall be deemed to have been received on the day it is transmitted. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

11.02 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons at their recorded address shall be sufficient notice to all of them.

11.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.

11.04 Undelivered Notices. If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until informed in writing by the shareholder of a new address.

11.05 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to the name and address of such person being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07 Waiver of Notice. Any shareholder, proxyholder, director, officer, auditor or member of a committee of the board, or any other person entitled to receive notice of a meeting of shareholders or any other notice from the Corporation, may at any time waive any notice, or waive or abridge the time for any notice, required to be given to such person under the Act, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08 Interpretation. In this by-law, "recorded address" means: in the case of a shareholder, the address as recorded in the securities register; in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, the latest address as shown in the records of the Corporation.

11.09 Electronic Documents. A requirement under these by-laws that a notice, document or other information be provided in writing may be satisfied by providing an electronic document and a requirement under these by-laws for a signature or that a document be executed, in relation to an electronic document, may be satisfied, in each case, if the requirements in the Act in respect thereof are met.

SECTION TWELVE
EFFECTIVE DATE AND REPEAL

12.01 Effective Date. This by-law shall come into force when made by the board in accordance with the Act.

12.02 Repeal. All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed, or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

___________________________________________

The foregoing by-law was made by the directors of the Corporation on the 15th day of May, 2003 and was confirmed without variation by the shareholders of the Corporation on the 11th day of June, 2003.

PREVIOUS BY-LAWS OF LUNDIN MINING CORP.

BY-LAWS OF SOUTH ATLANTIC DIAMONDS CORP.

By-Law No. 1

ARTICLE ONE
INTERPRETATION

1.1     Definitions. In the by-laws of the Corporation, unless the context otherwise requires:

(a)   "Act" means the Canada Business Corporations Act (R.S.C. 1985 c. C-44 as amended), and any statute that may be substituted therefor, as from time to time amended;

(b)   "articles" means the articles of incorporation of the Corporation under the Act, as the same are from time to time amended or restated;

(c)   "board" or "board of directors" means the board of directors of the Corporation;

(d)   "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(e)   "Corporation" means South Atlantic Diamonds Corp.;

(f)   "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; and

(g)   "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

Except as set out above, words and expressions defined in the Act have the same meaning when used herein. Words importing a singular number include the plural and vice versa. Words importing gender include the masculine, feminine and neuter genders. Words importing persons include individuals, bodies corporate, partnerships, trusts, executors, administrators, legal representatives and unincorporated organizations.

1.2     Headings. The insertion of Article and Section headings is for convenience of reference only and shall not affect the construction or interpretation of this or any subsequent by-law.

ARTICLE TWO
BUSINESS OF THE CORPORATION

2.1     Financial Year. Until changed by the board, the financial year of the Corporation shall end on September 30 in each year.

2.2     Execution of Instruments. All deeds, transfers, assignments, contracts, obligations, certificates and other instruments in writing (except instruments in writing made in the ordinary course of the Corporation's business) requiring execution by the Corporation shall be signed:

(a)   by such person or persons as are designated by resolution of the board, and failing such designation, then by the chairman alone or any two directors or officers; or

(b)   by the secretary or any one director or officer for the purpose of certifying copies of or extracts from the articles or by-laws of the Corporation, minutes of meetings or resolutions of the shareholders or the board or committees of the board, or any instrument executed or issued by the Corporation.

ARTICLE THREE
BORROWING AND SECURITIES

3.1     Borrowing Power. Without limiting the powers of the Corporation as set forth in the Act, the board may from time to time:

(a)   borrow money upon the credit of the Corporation;

(b)   issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)   subject to the Act, give the guarantee of the Corporation; and

(d)   charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidence of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation,

           Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2     Rights Attaching to Debt Obligations. Any bonds, debentures or other debt obligations of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Corporation, appointment of directors or otherwise and may by their terms be assignable free from any equities between the Corporation and the person to whom they were issued or any subsequent holder thereof, all as the board may determine.

ARTICLE FOUR
DIRECTORS

4.1     Number of Directors and Quorum. The board shall consist of such number, not fewer than the minimum number and not more that the maximum number provided in the articles, as is determined from time to time by resolution of the board. Subject to the Act, the quorum for the transaction of business at any meeting of the board may be fixed by the board and, unless so fixed, shall be a majority of the board. A director interested shall be counted in a quorum despite his interest.

4.2     Election and Term. The election of directors of the Corporation shall take place at each annual meeting of the shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election.

4.3     Meeting by Telephone. If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.4     Calling of Meetings. Meetings of the board shall be held from time to time at such time and at such place in or outside of Canada as the board, the chairman of the board, the chief executive officer, the president, or any one director may determine.

4.5     Notice of Meeting. Subject to Sections 4.6 and 4.8, notice of the time and place of each meeting of the board shall be given to each director at least 48 hours before the time when the meeting is to be held or such lesser time as may be reasonable under the circumstances. In addition to any other method of communication provided for herein, notice of a directors' meeting may be given by telephone.

4.6     First Meeting of Directors. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which the board is elected.

4.7     Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the meeting from which the adjournment is taken.

4.8     Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of the regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any regular meeting except where the Act requires the business to be transacted to be specified.

4.9     Action by the Board. The board shall manage the business and affairs of the Corporation. The powers of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.10   Chairman. The chairman of the board, if any, or in his absence, the chief executive officer, if any, or in his absence, the president shall preside as chairman at every meeting of directors, or if none of the chairman of the board, the chief executive officer or the president is present within 15 minutes of the time appointed for holding the meeting or is willing to act as chairman, .or if the chairman of the board, the chief executive officer and the president have advised the secretary that they will not be present at the meeting, the directors shall choose one of their number to be chairman of the meeting.

4.11   Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the board, if present, shall be entitled to a second or casting vote.

4.12   Remuneration and Expenses. The directors shall be paid such remuneration for their services to the Corporation as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE FIVE
COMMITTEES

5.1     Committees of Directors. The board may constitute, dissolve or reconstitute committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise. The board may appoint the chairman of a committee or, failing such appointment, the committee shall choose one of their number to be chairman.

5.2     Audit Committee. The board shall elect annually from among its number an audit committee to be composed of not less than three directors of whom a majority shall not be officers or employees of the Corporation or any of its affiliates. The audit committee shall review the annual audited statements of the Corporation before, and shall comment thereon at the time that, such statements are submitted to the board for approval.

5.3     Transaction of Business. The powers of a committee of directors may be exercised by a meeting at which a quorum is present including meetings by telephone to the extent permitted by Section 4.3, or by a resolution in writing signed by all members of the committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside of Canada. Unless otherwise determined by the board, the majority of the members of a committee shall constitute a quorum thereof. Questions arising at any meeting shall be determined by a majority of the votes cast on the question, and in the case of equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

5.4     Procedure. Subject to the provisions of these by-laws, and unless otherwise determined by the board, each committee shall meet and adjourn as it thinks proper and shall have power to elect its chairman, to make rules for the conduct of its business and to appoint such assistants as it may deem necessary. Each committee shall keep regular minutes of its transactions, shall cause them to be recorded in books kept for that purpose, and shall report the same to the board at such times as the board may from time to time require.

ARTICLE SIX
OFFICERS

6.1     Appointment. The board may from time to time appoint a chairman of the board, a president and such other officers as it shall consider appropriate and may delegate to any one or more of such officers the authority to appoint additional officers. The board, or in the case of an officer appointed by another officer, the appointing officer, may specify the duties, terms of employment and remuneration of such officers. Subject to the Act, the board may delegate to such officers powers to manage the business and affairs of the Corporation. The chairman of the board and the president shall be directors. Any officer other than the chairman of the board and the president may but need not be a director and one person may hold more than one office.

6.2     Term of Office. The board, or in the case of an officer appointed by another officer, the appointing officer (and, in any event, the board), may remove any officer of the Corporation without prejudice to the officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office at the pleasure of the board, or until his earlier resignation.

ARTICLE SEVEN
PROTECTION AND INDEMNITY OF DIRECTORS AND OFFICERS

7.1     Contracts with the Corporation. Subject to compliance with the Act, no director shall be disqualified by his office or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or otherwise interested from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation nor shall any contract, transaction or arrangement be thereby avoided; nor shall any director be liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement. Subject to due compliance with these by-laws and with the Act to the extent to which the same in any case apply, no director shall be obliged to make any declaration or disclosure of interest or refrain from voting.

7.2     Indemnity.

(a)   The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a direct or indirect shareholder or creditor, and his heirs and legal representatives, except in respect of an action by or on behalf of the Corporation or such body corporate to procure a judgment in its favor, against all costs, charges and expenses, including an amount paid to settle an action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:

(i)   he acted honestly and in good faith with a view to the best interests of the Corporation; and

(ii)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(b)   The Corporation shall with the approval of a court indemnify a person referred to in subsection (a) in respect of an action by or on behalf of the Corporation or such body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Corporation or such body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (i) and (ii) (if applicable) of subsection (a).

(c)   The matters against which a director and officer is entitled to be indemnified pursuant to this Section 7.2 shall, to the maximum extent permitted by law, include:

(i)    costs, charges and expenses incurred by such director or officer in connection with any investigation relating to any matter in respect of which the Corporation would be required to indemnify pursuant to subsection (a) of this Section 7.2 if an action were commenced; and

(ii)   costs, charges and expenses incurred by such director or officer in establishing his right to be indemnified pursuant to this Section 7.2.

7.3     Limitation of Liability. Except as otherwise provided in the Act, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other person; or for any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the Corporation; of for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested; or for any loss of damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other property of the Corporation are lodged or deposited ; or for any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of this office or in relation thereto unless the same are occasioned by his own wilful neglect or default.

7.4     Amplification of Rights. The foregoing provisions of this Article shall be in amplification of and in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred upon any director or officer by any statute, law, matter or thing whatsoever.

7.5     Liability Insurance. Subject to the Act, the Corporation may, with the approval of the board, from time to time purchase and maintain insurance for the benefit of any person referred to in Section 7.2 against any liability incurred by him.

7.6     Indemnities to Directors and Others. The board may from time to time by resolution cause the Corporation to give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Corporation or any affiliated corporation and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Corporation by way of security, and any action from time to time taken by the board under this Section shall not require approval or confirmation by the shareholders.

ARTICLE EIGHT
 SHARES

8.1     Allotment. The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2     Transfer Agents and Registrars. The board may from time to time appoint or authorize the appointment of one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated as both registrar and transfer agent. The board may at any time terminate such appointment.

8.3     Non-recognition of Trusts. Subject to the Act, the Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by applicable legislation, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

8.4     Share Certificates. Share certificates shall be in such form as the board shall from time to time approve. Any share certificate need not be under the corporate seal. Unless the board otherwise determines, certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of the transfer agent or registrar. The signature of one of the signing officers, or, in the case of share certificates which are not valid unless countersigned by or on behalf of a registrar, transfer agent or branch transfer agent, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office, or the office specified on the certificate, at the date of issue of the certificate.

8.5     Replacement of Share Certificates. The board or any officer or agent designated by the board may, in its or his discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee and on such terms as to indemnity, reimbursement of expenses (including legal fees incurred by the Corporation) and evidence of loss and of tittle as the board may from time to time prescribe, whether generally or in any particular case.

8.6     Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

ARTICLE NINE
DIVIDENDS AND RIGHTS

9.1     Declaration. The board may from time to time declare dividends to the shareholders according to their rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation and no dividend shall bear interest against the Corporation. The board shall determine the value of any dividend not paid in money.

9.2     Dividend Cheques. Subject to the rights, privileges, restrictions and conditions attached to any shares in the capital of the Corporation, a dividend payable in money shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to the registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless the joint holders otherwise direct, be made payable to the order of all joint holders and mailed to them at their recorded address. The mailing of cheques as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3     Non-receipt of Cheques. Subject to the rights, privileges, restrictions and conditions attached to any shares in the capital of the Corporation, in the event of non-receipt of any dividend cheque by the person to whom it is sent as set out above, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4     Unclaimed Dividends. Any dividend, whether declared before or after the enactment of this by-law, unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE TEN
MEETINGS OF SHAREHOLDERS

10.1   Annual Meetings. The annual meeting of shareholders shall be held at such time in each year and subject to Section 10.3, at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors and appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.2    Special Meetings. The board may at any time call a special meeting of shareholders.

10.3    Place of Meetings. Meetings of shareholders shall be held at such place within Canada as the board may from time to time determine.

10.4    Notice of Meetings. Notice to the time and place of each meeting of shareholders shall be given not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of the business to be transacted in sufficient detail to permit the shareholders to form a reasoned judgment thereon, and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders.

10.5   Chairman, Secretary and Scrutineers. The chairman of the board, if any, or in his absence, the chief executive officer, if any, or in his absence, the president shall preside as chairman at every meeting of the shareholders, or if none of the chairman of the board, the chief executive officer, or the president is present within 15 minutes of the time appointed for holding the meeting or is willing to act as chairman, or if the chairman of the board, the chief executive officer, and the president have advised the secretary that they will not be present at the meeting, the shareholders present shall choose one of their number to be chairman of the meeting. If the secretary of the Corporation is absent, the chairman shall appoint some person who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.6   Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, legal counsel and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with consent of the meeting.

10.7   Quorum. A quorum for the transaction of business at any meeting of shareholders shall be two shareholders entitled to attend and vote at the meeting who may be represented by proxy or other proper authority.

10.8  Authorized Representative. Any body corporate or association that is a shareholder of the Corporation may, by a resolution of the directors or governing body corporate or association (a certified copy of which shall be deposited with the secretary of the Corporation prior to the meeting at which it is to be used), appoint an individual to represent it at meetings of shareholders of the Corporation. Any such individual may exercise on behalf of the body corporate or association he represents all powers that it could exercise if it were an individual shareholder.

10.9   Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing. A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

10.10  Time for Deposit of Proxie. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours (excluding Saturdays, Sundays and holidays), before which time proxies to be used at the meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or otherwise in accordance with the regulations made pursuant to Section 10.11 or, in any case where no such regulations have been made, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting,

10.11  Lodging of Proxies; Use of Facsimile. The board may from time to time pass resolutions establishing regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or written communication as the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic or cable or written communication accepted by the chairman shall be valid and shall be counted.

10.12  Validity of Proxies. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding:

(a)   the previous death or insanity of the shareholder giving the proxy, or

(b)   the revocation of the proxy or of the authority under which the proxy was executed, or

(c)   the transfer of the same in respect of which the proxy is given,

provided that no limitation in writing of the death, insanity, revocation or transfer as set out above has been received at the office of the Corporation or by the chairman of the meeting before the commencement of the meeting, or the adjourned meeting, at which the proxy was used.

10.13   Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, the vote of the joint holder whose name appears first on the shareholders list of the Corporation shall be accepted to the exclusion of the votes of the other joint shareholders.

10.14   Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote, whether or not he is a shareholder.

10.15   Show of Hands. Subject to the provisions of the articles, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is directed, required or demanded as provided below. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so directed, required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of proportion of the votes recorded in favor of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders upon the question.

10.16   Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the question. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

10.17   Dispute of a Vote. In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same.

10.18   Polls. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

10.19   Adjournment. The chairman may, with the consent of any meeting, adjourn the meeting from time to time. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

ARTICLE ELEVEN
NOTICES

11.1     Method of Giving Notices. Any notice or other communication to be given to any person under any provision of the articles or the by-laws of the Corporation or of any statute shall be sufficiently given, subject to any special requirement in that regard contained in the provision, if reduced to writing and either delivered or mailed by prepaid mail or sent by any means of any form of prepaid, transmitted or recorded communication to such person at the following applicable address:

(a)   if a shareholder or director, to the address of the shareholder or director appearing in the books of the Corporation or, if not so appearing, to the last address known to the person charged with the mailing; and for such purpose the address of any shareholder or director on the Corporation's books may be changed in accordance with any information which appears to be reliable, and any notice with respect to shares registered in the names of more than one person shall be given to whichever of the persons is named first in the share register and notice so given shall be sufficient notice to all the holders thereof;

(b)   if to the Corporation, to its registered office, or

(c)   if to the auditor, to the office of the auditor in the City of Vancouver, or to such other address as the auditor shall have designated by notice to the Corporation.

11.12   Signature to Notice. The signature to any notice to be given by the Corporation may be written, stamped, typewritten or printed, or partly written, stamped, typewritten or printed.

11.13   Time of Delivery. Any notice or other communication delivered shall be deemed to have been given at the time of delivery, any notice or other communication sent by any means of recorded communication shall be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by others, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by any officer or by an employee of a transfer agent or registrar of the Corporation shall be conclusive evidence of the matters therein certified or declared.

11.4   Omission and Errors. The accidental omission to give notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to the notice or otherwise founded thereon.

11.5   Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of the share which shall have been duly given to the shareholder from whom he derives his title to the share prior to his name and address being entered on the securities register (whether the notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to his Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.6   Waiver of Notice. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and the waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of the notice as the case may be. Any waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.